UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2010
Date of Earliest Event Reported: July 14, 2010

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As reported by Vertex Energy, Inc. (the “Company,” “we,” and “us”) in its Schedule 14C Information Statement filing (filed on EDGAR on June 4, 2010), the Company held an Annual Meeting of Stockholders on July 14, 2010 (the “Meeting”).  At the meeting, an aggregate of 4,254,799 shares of common stock, or 51.5% of our outstanding common stock as of May 21, 2010 (the “Record Date”); 2,382,631 shares of Series A Preferred Stock, or 50.1% of our outstanding shares of Series A Preferred Stock as of the Record Date; and 6,637,430 total voting shares or 51.0% percent of our 13,010,252 total outstanding voting shares as of the Record Date, were present at the meeting via proxies and were voted at the Meeting in favor of and to approve the following items, which were approved, confirmed and ratified at the Meeting (no votes were cast against or withheld the proposals to come before the Meeting, and no broker non-votes were cast at the Meeting):

•
the re-election of Benjamin P. Cowart, Dan Borgen, Ingram Lee, David Phillips, and John Pimentel as Directors of the Company, and the election of Christopher Stratton as a Director of the Company, and the waiver of the requirement provided for in the Company’s Series A Preferred Stock Designation that the Board of Directors only include five (5) members;

•
the filing of the Company’s Amended and Restated Convertible Preferred Stock Designation, which amended and restated the previously amended and restated designation to allow for the Company to have six Directors, five of which shall be appointed by the Company’s voting stock and one of which shall be appointed by the Company’s Series A Convertible Preferred Stock, voting as a group, which was filed with the Secretary of State of Nevada on July 14, 2010;

•	the Company’s 2009 Stock Incentive Plan; and

•	the appointment of LBB & Associates, LLP, as the Company’s independent auditors for the fiscal years ending December 31, 2009 and 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit

3.1*	Amended and Restated Series A Convertible Preferred Stock Designation
4.1(1)	Vertex Energy 2009 Stock Incentive Plan

*Filed herewith.

(1) Filed as an exhibit to the registrant’s Report on Form 8-K, filed with the Commission on July 31, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: July 16, 2010	By: /s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer